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Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated November 20, 2007, accompanying the combined financial statements of Legg Mason Mezzanine Fund, L.P. and Legg Mason SBIC Mezzanine Fund L.P. and combined schedule of the Senior Securities of Legg Mason Mezzanine Fund, L.P. and Legg Mason SBIC Mezzanine Fund L.P. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus and consent to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm."

/s/ GRANT THORNTON LLP

Baltimore, Maryland
January 25, 2008

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  Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM